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                                  [LETTERHEAD]

                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS' OF
                    MINOWA BANCSHARES, INC. AND SUBSIDIARIES

To the Board of Directors
Minowa Bancshares, Inc. and Subsidiaries
Decorah, Iowa

     We consent to the inclusion of our audit report dated February 1, 1995, with respect to the audit of the consolidated financial statements of Minowa Bancshares, Inc. and Subsidiaries included in the Registration Statement (Form S-4) an related Joint Proxy Statement/Prospectus of Community First Bankshares, Inc. for the registration of 5,170,828 shares of its common stock.


                                        Hacker, Nelson & Co., P.C.


Decorah, Iowa
October 10, 1996